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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of United Community Financial Corp. on Form S-4 of our report dated January 29, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Cleveland, Ohio

June 4, 1999